EX-99.1

(logo) WELLS FARGO

Corporate Trust Services
9062 Old Annapolis Road
Columbia, MD 21045-1951
MAC: R1204-010


October 28, 2013


NOTICE OF RESIGNATION OF SECURITIES ADMINISTRATOR,
AUTHENTICATING AGENT, CERTIFICATE REGISTRAR, PAYING AGENT
AND RULE 17g-5 INFORMATION PROVIDER


TO: The parties listed on Schedule A

RE: Wells Fargo Bank, N.A., as Securities Administrator for Sequoia Mortgage
    Trust 2012-1 Mortgage Pass-Through Certificates, Series 2012-1

Reference is hereby made to the Pooling and Servicing Agreement, dated as of January 1, 2012 (as amended the "Agreement"), by and among Sequoia Residential Funding, Inc., as depositor, Wells Fargo Bank, N.A. ("Wells Fargo"), as master servicer and securities administrator and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

Pursuant to Sections 6.06(a), 3.02 and 6.10(a) of the Agreement, notice is hereby provided that Wells Fargo intends to resign as Securities Administrator, Certificate Registrar and Authenticating Agent, respectively, under the Agreement, effective as of the last moment of 11:59 p.m. on December 31, 2013. Further, in connection with its resignation as Securities Administrator and in its capacity as such, notice is hereby provided that Wells Fargo intends to resign as Paying Agent and as Rule 17g-5 Information Provider under the Agreement, in each case, effective as of the last moment of 11:59 p.m. on December 31, 2013. Please note that Wells Fargo does NOT intend to resign in its capacities as Master Servicer and Custodian.

WELLS FARGO BANK, N.A.,
as Securities Administrator, Certificate Registrar,
Authenticating Agent, Paying Agent and
Rule 17g-5 Information Provider


(page)


SCHEDULE A

Sequoia Residential Funding, Inc.            Wells Fargo Bank, N.A.
One Belvedere Place, Suite 330               9062 Old Annapolis Road
Mill Valley, California 94941                Columbia, Maryland 21045
Facsimile number: (415) 381-1773             Attention: Client Manager - Sequoia
Electronic mail address:                     Mortgage Trust 2012-1
Sequoia.Notices@redwoodtrust.com
Attention: Sequoia Mortgage Trust 2012-1

U.S. Bank National Association
Structured Finance
60 Livingston Avenue
EP-MN-WS3D
St. Paul, Minnesota, 55107
Attention: Sequoia Mortgage Loan Trust
2012-1